UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2011
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on May 5, 2011, the results of the following proposals were as follows:

1.	To elect as directors for a term of three years to hold office until the expiration of his term in 2014, or until a successor has been elected and duly qualified.

	Number of Shares
	For	Withheld
C. Scott Bartlett, Jr.	35,481,678	4,880,527
Ralph F. Cox	35,587,078	4,775,127
Dennis E. Logue	35,522,257	4,839,948

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2011.

Number of Shares
For	Against	Abstain
71,865,985	412,487	253,151

3.	To approve, by advisory vote, a resolution on executive compensation.

Number of shares
For	Against	Abstain	Broker Non-vote
38,891,136	1,190,564	280,505	32,169,418

4.	To recommend, by advisory vote, the frequency of future advisory votes on executive compensation.

Number of Shares
Every 3 years	Every 2 years	Every year	Abstain	Broker Non-vote
16,848,752	515,182	22,597,872	400,398	32,169,419

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By:   /s/ Chris E. Williford
Chris E. Williford
Executive Vice President, Chief Financial
Officer and Treasurer

Dated: May 9, 2011